UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 8, 2004

BROADWING CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-30989	52-2041343
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046-9400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(443) 259-4000

CORVIS CORPORATION
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 8, 2004, registrant amended its Certificate of Incorporation to change its name from Corvis Corporation to Broadwing Corporation effective October 8, 2004. Pursuant to Section 253(b) of the Delaware General Corporation Law, a shareholder vote was not required and no shareholder vote was obtained.

Under discretionary authority granted to it by stockholders at its annual meeting held on May 9, 2003, the registrant’s board of directors had approved a 1-for-20 reverse stock split of the registrant’s common stock. The stock split was effective October 8, 2004. The reverse stock split affected all of the company’s common stock, stock options and warrants outstanding. The registrant’s stockholders received cash in lieu of any fractional shares of common stock to which they were entitled as a result of the reverse stock split.

The registrant also paid a stock dividend of one share for each share outstanding on October 8, 2004. The stock split was effected immediately following the reverse stock split. Following the reverse stock split and the stock split, each 20 shares of the registrant’s common stock outstanding immediately prior to the reverse stock split became two shares of common stock.

Item 9.01 - Financial Statements and Exhibits

The following documents are filed as part of this report:

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

A list of exhibits filed herewith or incorporated by reference herein is contained on the Exhibit Index immediately preceding such exhibits, and is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORVIS CORPORATION

Date: October 14, 2004	/s/ Lynn D. Anderson
Lynn D. Anderson
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment of Certificate of Incorporation

3.2	Certificate of Ownership and Merger